Exhibit 99.1
China Bilingual Announces Investor Site Visit to School Campus in Taiyuan City

TAIYUAN CITY, China, March 22, 2011 /PRNewswire-Asia/ -- China Bilingual Technology & Education Group Inc. (OTCBB: CBLY) ("China Bilingual" or the "Company"), an education company that owns and operates high-quality, K-12 private boarding schools in China, announced today that it has scheduled an investor field trip to its school campus in Shanxi Province, China for individual and institutional investors, analysts, and brokers.

The site visit is scheduled for April 14, 2011 and includes a trip to the Company’s Shanxi Modern Bilingual School, which has more than 6,000 students and is located in Taiyuan City, Shanxi Province. Attendees will have the opportunity to meet teachers, observe classes, and meet with company management. Taiyuan City is less than an hour flight from Beijing, and hotel accommodations will be provided.

The field trip will include a tour of Taiyuan City, the capital of Shanxi Province and the largest coal mining city in China, as well as a visit to the ancient walled city of Pingyao, a World Heritage Site, which was established during the Ming Dynasty in 1370 A.D. The city was a major banking and cultural center at its height and is now a popular tourist destination.

China Bilingual currently has approximately 10,000 students and 1,500 staff members between its two schools in Shanxi and Sichuan Provinces. The Company expects to report fiscal year-end December 31, 2010 revenues of approximately $24 million and $12 million in net income (or $0.40 earnings per share), up 15% and 20% year-over-year, respectively. Net margin for the twelve-month period was approximately 50%.

Ren Zhiqing, the Company's Chief Executive Officer, commented: "This field trip is an excellent way for investors to observe our high-quality schools and business model firsthand. We look forward to showcasing our state-of-the-art facilities and top-notch faculty, as well as giving our guests a picture of the local cultural and historical environment through tours of Taiyuan and Pingyao.”

Interested parties should register as soon as possible by contacting Mike Bowdoin at Mike@redchip.com or by phone at (800) 733-2447, Ext.110.

About China Bilingual Technology & Education Group Inc.

China Bilingual Technology and Education Group, Inc. is an education company that owns and operates high-quality, K-12 private boarding schools in China. Founded in 1998, the Company currently operates two schools encompassing the kindergarten, elementary, middle and high school levels with approximately 10,000 students and 1,500 faculty and staff.

The Company’s schools are located in Shanxi and Sichuan Provinces and provide students with an innovative and high-quality education with a focus on fluency and cultural skills in both Chinese and English. The schools regularly rank among the top schools in their respective regions for college entrance rates and national college entrance exam scores. The Company’s schools have earned excellent teaching reputations and are recognized for the success of their students and strong faculty.

As China experiences rapid industrialization and economic growth, the government is focused on education as a means to increase worker productivity and raise the standard of living. Parents in China’s new middle and upper classes are sending their children to receive private school education to give them an advantage in China’s increasingly competitive workforce. The Company’s sector in education is not subject to corporate income tax, and the Company anticipates its growth will come from both organic growth through increased enrollment and expansion of its business model and teaching methods into new schools to be acquired by the Company.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. For additional information, readers should carefully review reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
miketoups@gmail.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: info@redchip.com

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SOURCE: China Bilingual Technology & Education Group Inc.